As filed with the Securities and Exchange Commission on October 15, 1998
                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


 INCORPORATED                COMAIR HOLDINGS, INC.             I.R.S. EMPLOYER
UNDER THE LAWS             CINCINNATI/NORTHERN KENTUCKY       IDENTIFICATION NO.
 OF KENTUCKY                 INTERNATIONAL AIRPORT                 31-1243613
                                P.O. BOX 75021
                             CINCINNATI, OHIO 45275
                                 (606) 767-2550


                  1998 COMAIR HOLDINGS, INC. STOCK OPTION PLAN


                              GARY P. KREIDER, ESQ.
                       KEATING, MUETHING & KLEKAMP, P.L.L.
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                              PHONE: (513) 579-6411
                            FACSIMILE (513) 579-6956
                   -------------------------------------------
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                   PROPOSED         PROPOSED
                                                    MAXIMUM          MAXIMUM
    TITLE OF          AMOUNT        OFFERING        AGGREGATE        AMOUNT OF
   SECURITIES          TO BE         PRICE          OFFERING       REGISTRATION
TO BE REGISTERED    REGISTERED    PER SHARE(1)       PRICE(1)          FEE(2)
--------------------------------------------------------------------------------
 Common Stock,     3,500,000
 No par value        Shares         $21-5/8       $75,687,500         $22,328
--------------------------------------------------------------------------------

(1)     Estimated to calculate registration fee.

(2) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 9, 1998 of $21-5/8 per share.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Comair Holdings, Inc. with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1.   Annual Report on Form 10-K for the year ended March 31, 1998.

     2. Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 1998.

     3. The description of Common Stock contained in a Form 8-A filed by the Company with the Commission on September 14, 1981.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Registrant by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Richard D. Siegel, the Company's Secretary, is a partner of Keating, Muething & Klekamp, P.L.L. Attorneys of Keating, Muething & Klekamp own approximately 119,743 shares of the Registrant's Common Stock.




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                                      - 3 -


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 271B.8-500 et seq. of the Kentucky 1988 Business Corporation Act (the "Act") allows indemnification by the Registrant of any individual made or threatened to be made a party to any proceeding, except a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against liability incurred, including judgements and fines, if he acted in good faith and in a manner reasonably believed to be (i) in the case of conduct in his official capacity with the Registrant, in the best interests of the Registrant and (ii) in all other cases, at least not opposed to the best interests of the Registrant, and with respect to criminal actions, no reasonable cause to believe that his conduct was unlawful. Indemnification is not permitted in a proceeding in which the individual is adjudged liable on the basis that personal benefit was improperly received. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in a proceeding in which the individual shall have been adjudged liable to the Registrant, unless a court determines that in light of all the circumstances, such person is entitled to indemnification. Indemnification permitted in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders. The right to indemnification is mandatory in the case of a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was an officer or director of the Registrant. Mandatory indemnification may be made by a court of competent jurisdiction.

     Article V of the Registrant's By-Laws provides that the Registrant shall, to the fullest extent permitted by the Act, indemnify officers and directors against all costs and expenses, including judgments and fines, reasonably incurred in connection with a defense of any claim asserted or suit or proceeding brought against such person by reason of conduct or actions as a director or officer. The Registrant may provide indemnification for any other person the Registrant has the power to indemnify under the Act.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8. EXHIBITS


  Exhibit 4       1998 Comair Holdings, Inc. Stock Option Plan
  Exhibit 5       Opinion of Keating, Muething & Klekamp, P.L.L.
  Exhibit 23.1    Consent of Arthur Andersen LLP



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                                      - 4 -



  Exhibit 23.2    Consent of Keating, Muething & Klekamp, P.L.L. (included in
                  Exhibit 5)
  Exhibit 24      Power of Attorney (contained on the signature page)


ITEM 9. UNDERTAKINGS

     9.1 The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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                                      - 5 -




     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                      - 6 -


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on October 15, 1998

                                                   COMAIR HOLDINGS, INC.

                                                   By:/s/ David R. Mueller
                                                      --------------------------
                                                      David R. Mueller
                                                      Chairman of the Board and
                                                      Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate David R. Mueller or David A. Siebenburgen as their attorney-in-fact to sign all amendments, including any post-effective amend ments, to this Registration Statement.

           Signature                     Capacity                    Date
           ---------                     --------                    ----

*/s/ David R. Mueller
---------------------------     Chairman of the Board, Chief    October 15, 1998
David R. Mueller                Chief Executive Officer
                                and Director

*/s/ David A. Siebenburgen
----------------------------    President, Chief Operating      October 15, 1998
David A. Siebenburgen           Officer and Director

*/s/ Randy D. Rademacher
----------------------------    Sr. Vice President Finance      October 15, 1998
Randy D. Rademacher             Chief Financial Officer
                                (Chief Accounting Officer)

*/s/ Gerald L. Wolken
----------------------------    Director                        October 15, 1998
Gerald L. Wolken

*/s/ Robert H. Castellini
----------------------------    Director                        October 15, 1998
Robert H. Castellini

*/s/ John A. Haas
----------------------------    Director                        October 15, 1998
John A. Haas